Exhibit 99.1

Glenpointe Centre West

500 Frank W. Burr Blvd.

Teaneck, NJ 07666

FOR IMMEDIATE RELEASE

COGNIZANT ANNOUNCES FIRST QUARTER 2014 RESULTS

First quarter revenue up 2.8% sequentially and 19.9% year-over-year

Reaffirms full-year revenue guidance of at least 16.5% growth

Raises FY2014 non-GAAP EPS guidance

TEANECK, N.J., May 7, 2014 – Cognizant Technology Solutions Corporation (NASDAQ: CTSH), a leading provider of information technology, consulting, and business process outsourcing services, today announced its first quarter 2014 financial results.

Highlights – First Quarter 2014

•	First quarter revenue of $2.42 billion was up 19.9% from the year-ago period and up 2.8% sequentially.

•	GAAP diluted EPS was $0.57, up from $0.47 in the year-ago period.

•	Non-GAAP diluted EPS was $0.62, up from $0.51 in the year-ago period.

•	Net headcount addition for the quarter was approximately 7,200.

Revenue for the first quarter of 2014 rose to $2.42 billion, up 19.9% from $2.02 billion in the first quarter of 2013. GAAP net income was $348.9 million, or $0.57 per diluted share, compared to $284.2 million, or $0.47 per diluted share, in the first quarter of 2013. Non-GAAP diluted earnings per share was $0.62 compared to $0.51 in the first quarter of 2013. GAAP operating margin for the quarter was 19.0%. Non-GAAP operating margin was 20.8%, higher than the Company’s target range of 19-20%. Reconciliations of non-GAAP financial measures to GAAP operating results and diluted EPS are included at the end of this release.

“Cognizant continues to be well positioned to help clients as they face the secular shifts impacting their businesses,” said Francisco D’Souza, Chief Executive Officer. “Our broad set of capabilities and our compelling value proposition enable Cognizant to help clients simultaneously ‘run better’ and ‘run different,’ by not only driving efficiency in their current operations, but also helping them to re-imagine and re-design their business models.”

“We remain confident in the overall demand environment and in our ability to deliver our previously stated revenue guidance of at least $10.3 billion for 2014, up at least 16.5% over 2013,” said Gordon Coburn, President. “Our strategy of re-investing in our business to build strength across all of our growth horizons is clearly paying off. As the impact of digital technologies increasingly becomes a CEO level agenda item, Cognizant is well positioned to capitalize on this trend.”

2014 Outlook – Second Quarter and Full Year

The Company is providing the following guidance:

•	Second quarter 2014 revenue expected to be between $2.50 billion and $2.53 billion.

•	Second quarter 2014 non-GAAP diluted EPS expected to be $0.62.

•	Fiscal 2014 revenue expected to be at least $10.3 billion, up at least 16.5% compared to 2013.

•	Fiscal 2014 non-GAAP diluted EPS expected to be at least $2.54.

“Our continued focus on operational excellence and our strong ramp up in hiring during the quarter positions us to effectively service the healthy demand environment that we anticipate this year,” said Karen McLoughlin, Chief Financial Officer. “In addition, we are particularly pleased with the on-going success of our retention programs, as our attrition rate once again trended lower this quarter.”

Conference Call

Cognizant will host a conference call on May 7, 2014 at 8:00 a.m. (Eastern) to discuss the Company’s First Quarter 2014 results. To listen to the conference call, please dial (877) 810-9510 (domestic) and (201) 493-6778 (international) and provide the following conference passcode: Cognizant Call.

The conference call will also be available live via the Internet by accessing the Cognizant website at www.cognizant.com. Please go to the website at least 15 minutes prior to the call to register and to download and install any necessary audio software.

For those who cannot access the live broadcast, a replay will be available by dialing (877) 660-6853 for domestic callers or (201) 612-7415 for international callers and entering 13580083 from two hours after the end of the call until 11:59 p.m. (Eastern) on Wednesday, May 21, 2014. The replay will also be available at Cognizant’s website www.cognizant.com for 60 days following the call.

About Cognizant

Cognizant (NASDAQ: CTSH) is a leading provider of information technology, consulting, and business process outsourcing services, dedicated to helping the world’s leading companies build stronger businesses. Headquartered in Teaneck, New Jersey (U.S.), Cognizant combines a passion for client satisfaction, technology innovation, deep industry and business process expertise, and a global, collaborative workforce that embodies the future of work. With over 75 development and delivery centers worldwide and approximately 178,600 employees as of March 31, 2014, Cognizant is a member of the NASDAQ-100, the S&P 500, the Forbes Global 2000, and the Fortune 500 and is ranked among the top performing and fastest growing companies in the world. Visit us online at www.cognizant.com or follow us on Twitter: Cognizant.

Forward-Looking Statements

This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions and the factors discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Cognizant undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

About Non-GAAP Financial Measures

To supplement our financial results presented in accordance with GAAP, this press release includes the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures: non-GAAP operating margin and non-GAAP diluted earnings per share (“non-GAAP diluted EPS”). These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures should be read in conjunction with our financial statements prepared in accordance with GAAP. The reconciliations of Cognizant’s GAAP financial measures to the corresponding non-GAAP measures should be carefully evaluated. With respect to our expectations in the “2014 Outlook – Second Quarter and Full Year” section above, reconciliation of non-GAAP diluted EPS guidance to GAAP diluted EPS cannot be provided without unreasonable efforts on a forward-looking basis due to the high variability and low visibility with respect to net non-operating foreign currency exchange gains or losses which are excluded from the non-GAAP diluted EPS.

We seek to manage the company to a targeted operating margin, excluding stock-based compensation costs and acquisition-related charges, of 19% to 20% of revenues. Acquisition-related charges include, when applicable, amortization of purchased intangible assets included in the depreciation and amortization expense line on our condensed consolidated statements of operations, external deal costs, acquisition-related retention bonuses, integration costs, changes in the fair value of contingent consideration liabilities, charges for impairment of acquired intangible assets and other acquisition-related costs. In addition to excluding stock-based compensation costs and acquisition-related charges, our non-GAAP diluted earnings per share also exclude net non-operating foreign currency exchange gains or losses, inclusive of gains and losses on related foreign exchange forward contracts not designated as hedging instruments for accounting purposes. Management believes providing investors with an operating view consistent with how it manages the company provides enhanced transparency into the operating results of the company. For our internal management reporting and budgeting purposes, we use non-GAAP financial measures for financial and operational decision making, to evaluate period-to-period comparisons and for making comparisons of our operating results to those of our competitors. Therefore, it is our belief that the use of non-GAAP financial measures provides a meaningful measure for investors to evaluate our financial performance. Accordingly, we believe that the presentation of non-GAAP operating margin and non-GAAP diluted earnings per share, when read in conjunction with our reported GAAP results, can provide useful supplemental information to our management and investors regarding financial and business trends relating to our financial condition and results of operations.

A limitation of using non-GAAP measures versus financial measures calculated in accordance with GAAP is that non-GAAP measures do not reflect all of the amounts associated with our operating results as determined in accordance with GAAP and exclude costs that are recurring, namely stock-based compensation, acquisition-related charges, including amortization of purchased intangibles, and net non-operating foreign currency exchange gains or losses. In addition, other companies may calculate non-GAAP financial measures differently than us, thereby limiting the usefulness of these non-GAAP financial measures as a comparative tool. We compensate for this limitation by providing specific information regarding the GAAP amounts excluded from non-GAAP operating margin and non-GAAP diluted earnings per share to allow investors to evaluate such non-GAAP financial measures with financial measures calculated in accordance with GAAP.

Contact: David Nelson

VP, Investor Relations & Treasurer

201-498-8840

david.nelson@cognizant.com

- tables to follow -

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share data)

	Three Months Ended
	March 31,
	2014	2013
Revenues	$2,422,348	$2,020,738
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization expense shown separately below)	1,432,444	1,199,965
Selling, general and administrative expenses	485,395	413,204
Depreciation and amortization expense	44,473	41,662

Income from operations	460,036	365,907

Other income (expense), net:
Interest income	13,505	13,247
Foreign exchange gains (losses), net	(1,217)	(3,751)
Other, net	864	1,780

Total other income (expense), net	13,152	11,276

Income before provision for income taxes	473,188	377,183
Provision for income taxes	124,310	92,974

Net income	$348,878	$284,209

Basic earnings per share	$0.57	$0.47

Diluted earnings per share	$0.57	$0.47

Weighted average number of common shares outstanding - Basic	607,730	603,708

Weighted average number of common shares outstanding - Diluted	612,897	610,353

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (Unaudited)

(In thousands)

	March 31, 2014	December 31, 2013
Assets
Current Assets
Cash and cash equivalents	$1,935,991	$2,213,006
Short-term investments	1,928,993	1,534,467
Trade accounts receivable, net of allowances of $28,475 and $26,824, respectively	1,703,605	1,648,785
Unbilled accounts receivable	267,349	226,487
Deferred income tax assets, net	200,430	256,230
Other current assets	254,372	268,907

Total Current Assets	6,290,740	6,147,882
Property and equipment, net	1,090,885	1,081,164
Goodwill	445,182	444,236
Intangible assets, net	124,735	131,274
Deferred income tax assets, net	140,568	147,149
Other noncurrent assets	187,189	183,013

Total Assets	$8,279,299	$8,134,718

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$176,374	$113,394
Deferred revenue	166,504	182,893
Accrued expenses and other current liabilities	1,159,988	1,478,221

Total Current Liabilities	1,502,866	1,774,508
Deferred income tax liabilities, net	20,275	21,170
Other noncurrent liabilities	133,201	203,249

Total Liabilities	1,656,342	1,998,927

Stockholders’ Equity	6,622,957	6,135,791

Total Liabilities and Stockholders’ Equity	$8,279,299	$8,134,718

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

Reconciliations of Non-GAAP Financial Measures (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2014	2013
GAAP income from operations	$460,036	$365,907
Add: Stock-based compensation expense (a)	35,817	29,093
Add: Acquisition-related charges (b)	7,940	6,654

Non-GAAP income from operations	$503,793	$401,654

GAAP operating margin	19.0%	18.1%
Effect of above adjustments to income from operations	1.8%	1.8%

Non-GAAP operating margin	20.8%	19.9%

GAAP diluted earnings per share	$0.57	$0.47
Effect of above operating adjustments, net of tax	0.05	0.04
Effect on non-operating foreign currency exchange gains and losses adjustments, net of tax (c)	—	—

Non-GAAP diluted earnings per share	$0.62	$0.51

Notes:

(a)	For the three months ended March 31, 2014, the $35,817 adjustment to exclude stock-based compensation from income from operations includes $6,337, which was reported in cost of revenues and $29,480, which was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.

For the three months ended March 31, 2013, the $29,093 adjustment to exclude stock-based compensation from income from operations includes $4,547, which was reported in cost of revenues and $24,546, which was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.

(b)	Acquisition-related charges include the following when applicable: amortization of acquired intangible assets, external deal costs, acqusition-related retention payments, changes in the fair value of contingent consideration liabilities, integration costs and other acquisition-related costs.
(c)	Non-operating foreign currency exchange gains and losses are inclusive of gains and losses on related foreign exchange forward contracts not designated as hedging instruments for accounting purposes. Per share impact for the periods presented rounds to zero.

The above tables serves to reconcile the Non-GAAP financial measures to comparable GAAP measures. Please refer to the “About Non-GAAP Financial Measures” section of our press release for further information on the use of these Non-GAAP measures.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

Schedule of Supplemental Information (Unaudited)

(In thousands)

	Three Months Ended March 31, 2014
			Growth %
	$	% of total	Sequential	Year over Year
Revenue by Segment:
Financial Services	$1,023,704	42.3%	2.7%	19.7%
Healthcare	615,916	25.4%	0.4%	20.8%
Manufacturing/Retail/Logistics	511,931	21.1%	4.4%	20.2%
Other	270,797	11.2%	6.3%	18.0%

Total Revenue	$2,422,348		2.8%	19.9%

Revenue by Geography:
North America	$1,836,231	75.8%	1.0%	16.1%
United Kingdom	277,526	11.5%	12.8%	28.2%
Rest of Europe	192,619	8.0%	5.2%	46.1%

Europe - Total	470,145	19.4%	9.6%	35.0%
Rest of World	115,972	4.8%	6.4%	28.4%

Total Revenue	$2,422,348		2.8%	19.9%